Exhibit 1.01

IMAX CORPORATION

Conflict Minerals Report

For the Year Ended December 31, 2018

This report for the year ended December 31, 2018 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of such products. The term “conflict mineral” is defined in Form SD under the SEC’s conflict mineral rules as: (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives which are limited to tantalum, tin, and tungsten, unless the Secretary of State determines that additional derivatives are financing conflict in the Democratic Republic of the Congo or an adjoining country or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (the “DRC”) or any adjoining country that shares an internationally recognized border with the DRC. The adjoining countries include: the Republic of the Congo, the Central African Republic, South Sudan, Rwanda, Uganda, Zambia, Burundi, Tanzania and Angola.

Tin, tungsten, tantalum and gold will herein be referred to as the “3TGs”.

Pursuant to the Rule, IMAX Corporation (herein referred to as “IMAX” or the “Company”) has undertaken a reasonable country of origin inquiry (“RCOI”) for products manufactured or contracted to be manufactured by IMAX during calendar year 2018. In response to representations from certain of its suppliers obtained in the course of the RCOI, IMAX has conducted due diligence on the source and chain of custody of the necessary 3TGs in its products that it had reason to believe could have originated from the DRC or an adjoining country (collectively, defined as the “Covered Countries”). For that reason, IMAX is required under the Rule to undertake due diligence and to submit to the SEC a Conflict Minerals Report as an Exhibit to Form SD.

This report has been prepared by management of IMAX. The information includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated. It does not include the activities of variable interest entities that are not required to be consolidated.

References herein to IMAX’s website are provided for convenience only, and its contents are not incorporated by reference into this Conflict Minerals Report nor deemed filed with the SEC.

1.	Company Overview

IMAX is one of the world’s leading entertainment technology companies, specializing in motion picture technologies and presentations. IMAX’s principal businesses are: (i) the design and manufacture of premium theater systems (“IMAX theater systems”) and the sale, lease or contribution of IMAX theater systems to customers under theater system arrangements; and (ii) the digital remastering of films into the IMAX format and the exhibition of those films in the IMAX theater network. The IMAX theater systems contain many electronic components, which in turn contain 3TGs that are necessary to their functionality or production.

2.	Supply Chain

IMAX develops and designs all of the key elements of the proprietary technology involved in IMAX theater systems. Fabrication of a majority of parts and sub-assemblies, however, is subcontracted to a group of third-party suppliers. IMAX is therefore a purchaser of parts, components and manufactured products that are many steps downstream in the minerals supply chain. As a result, IMAX’s due diligence measures can provide only reasonable and not absolute assurance regarding the source and chain of custody of the necessary 3TGs. IMAX’s due diligence processes are based on the necessity of seeking data from its direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary 3TGs.

3.	Product Description

IMAX theater systems may contain conflict minerals within the following components:

•	Tantalum, primarily used in capacitors;

•	Tin, used in soldered components;

•	Tungsten, used in lamp electrodes (solely for non-laser based IMAX theater systems); and

•	Gold, used in circuit boards, electrodes, connectors and electronic components.

4.	Reasonable Country of Origin Inquiry

IMAX has engaged a third-party service provider, Assent Compliance (“Assent”), to assist with its conflict minerals program. For 2018, IMAX began its RCOI by compiling a list of suppliers, which was extracted from the Company’s preferred vendor list. The list was then filtered to ensure that all suppliers surveyed by the Company actually provided items that were used in final products in 2018. Specifically, the list was filtered to remove:

•	Service providers/suppliers;

•	Indirect materials suppliers; and

•	Inactive suppliers (minimum 1 year since last purchase).

The filtered list was composed of 473 suppliers, which was provided to Assent and uploaded to Assent’s Compliance Manager software system (“Assent Compliance Manager”). The Assent Compliance Manager is a SaaS platform provided by Assent that enables its users to complete and track supplier communications as well as allow suppliers to upload completed Conflict Mineral Report Templates (“CMRTs”) directly to the platform for assessment and management.

Assent conducted additional analysis of the supply chain which, combined with supplier feedback, resulted in 7 additional suppliers being removed from the scope of the conflict minerals inquiry. These suppliers were removed based on the following factors, which were provided either directly by the suppliers or through Assent’s secondary analysis:

•	Whether a supplied product was merely packaging (labels do not count as packaging);

•	Whether the parts a supplier used did not end up in the final product (e.g., such as equipment used to make the product, including industrial equipment, computers, etc.);

•	Whether a supplier used test labs to determine, for example, the resistance or durability of a product;

•	Whether a supplier was solely a service provider; and

•	Whether a supplier supplied anything to IMAX in the last year.

After limiting the scope of inquiry, Assent conducted the supplier survey portion of the RCOI. The supplier survey utilized a template developed by the Responsible Minerals Initiative (“RMI”) called the CMRT. The CMRT was developed to facilitate general disclosures and information regarding smelters or refiners that provide materials to the supplier. It includes questions regarding the supplier’s conflict minerals policy, the engagement process with its direct suppliers and identification of the smelters or refiners used by the supplier. Suppliers were contacted a minimum of three times by the Assent Compliance Manager. Non-responsive suppliers were also contacted by Assent on a one-on-one basis, with two follow-ups.

Communications from Assent also included training and education on completion of the CMRT, as well as access to a resource center for suppliers designed to answer questions. All communications with suppliers were monitored and tracked in Assent’s system for future reporting and transparency.

For calendar year 2018, IMAX’s program continued to include automated data validation on all submitted CMRTs. The goal of automated data validation is to increase the accuracy of submissions and to identify any contradictory answers provided in a CMRT. Based on the automated data validation, each CMRT is classified as valid or invalid, and data records are retained. Suppliers who submit invalid forms are contacted and are encouraged to resubmit a valid form. Suppliers are also provided with guidance on how to correct these validation errors.

After completing the RCOI, IMAX then implemented due diligence measures on the source and chain of custody of such conflict minerals, as further described below.

5.	Due Diligence

As a result of the RCOI, IMAX has reason to believe that some of the 3TG minerals included in IMAX theater systems may have originated in the Covered Countries. Therefore, IMAX conducted supply chain due diligence on the source and chain of custody of the minerals, in a manner consistent with the framework promulgated by the Organisation for Economic Co-operation and Development (“OECD”) and its Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas, including the related supplements on gold, tin, tantalum and tungsten (“OECD Guidance”), an internationally recognized due diligence framework. The OECD Guidance identifies five steps for due diligence that should be implemented and provides guidance on how to achieve each step. IMAX developed a due diligence process to address each of these five steps, namely:

1.	Establishing strong company management systems regarding conflict minerals;

2.	Identifying and assessing risks in our supply chain;

3.	Designing and implementing a strategy to respond to identified risks in our supply chain;

4.	Utilizing independent third-party audits of supply chain diligence; and

5.	Publicly reporting on our supply chain due diligence

5.1	Establish Strong Company Management Systems

5.1.1	Conflict Minerals Policy

IMAX adopted a Conflict Minerals Policy in 2014 committed to addressing the concern that certain minerals that are contained in IMAX theater systems may contribute to the funding of military conflict and human rights violations in the Covered Countries. Through this policy, IMAX has encouraged its suppliers and sub-suppliers to responsibly source 3TGs. This policy is available publicly on the Company’s website at http://www.imax.com/content/corporate-governance.

5.1.2	Internal Team and Third-Party Service Provider

To ensure conflict mineral compliance, IMAX established an internal management system to support the conflict minerals team, which includes representatives from IMAX’s technology, supply chain management and legal teams. The conflict minerals team is responsible for implementing IMAX’s conflict minerals program. Management, including senior members of the technology and procurement groups, are briefed about issues arising under the Company’s conflict minerals compliance program.

The Company also used Assent, a third-party service provider, to assist with evaluating supply chain information regarding 3TGs and identifying potential risks, as well as to assist in the development and implementation of additional due diligence steps for the Company to undertake with suppliers regarding conflict minerals.

5.1.3	Control Systems

Controls adopted include, but are not limited to, IMAX’s Code of Business Conduct and Ethics, which outlines expected behaviors for all IMAX employees, IMAX’s Conflicts Minerals Policy, the IMAX Supplier Compliance Document, and supplier conflict minerals contract clauses as further described below.

A number of parts contained in IMAX’s products are commercial, off-the-shelf (“COTS”) components. Each new purchase order for COTS components requires that the supplier assist the Company in implementing its Conflict Minerals Policy, such as by completing the CMRT. IMAX further compiles a list of all unique COTS items contained in IMAX products and contacts the manufacturers of each COTS items to request completion of the CMRT.

IMAX also contracts with various suppliers for fabricated assemblies. Based on drawings provided by IMAX, suppliers fabricate a portion of these assemblies from various materials, such as metal for enclosures. All metal fabrication drawings generated by IMAX specifically state the materials used are to be conflict mineral free. These fabricated assemblies are in turn used by IMAX in the assembly of its products. All new purchase agreements for the manufacturing of assemblies incorporated into IMAX products contain clauses that require suppliers to assist IMAX in implementing its Conflict Minerals Policy, such as by completing the CMRT. However, contracts with the Company’s direct suppliers are frequently multi-year term contracts. In the case of existing contracts, the Company generally is unable to unilaterally impose new contract terms prior to expiration of the contract. However, IMAX works individually with key selected suppliers to ensure they provide 3TG sourcing information for current contracts. As the Company renews contracts or enters into new ones, it intends to add a clause that requires all applicable suppliers assist IMAX in implementing its Conflict Minerals Policy.

5.1.4	Supplier Engagement

With respect to the OECD Guidance requirement to strengthen engagement with suppliers, IMAX has, through Assent, provided education on conflict minerals regulation as well as communicated IMAX’s expectations of the parties’ continued business relationship through video, recorded training and documented instructions. Beginning in 2018, IMAX utilized Assent’s learning management system, Assent University, and provided all of its in-scope suppliers with access to conflict minerals training courses available through such program. Feedback from engagement with suppliers has further allowed IMAX to enhance the supplier training, and to ensure that communications with the Company’s suppliers are focused and adapted appropriately to each supplier.

5.1.5	Grievance Mechanism

In the event of an actual or possible violation of the Company’s policies, including the Company’s Conflict Minerals Policy, employees (internal) and suppliers (external) can report violations as part of the Company’s whistleblower protocol for reporting suspected violations of the IMAX Code of Business Conduct and Ethics. The Company’s Code of Business Conduct and Ethics provides the method by which such reports can be made and is available at http://www.imax.com/content/corporate-governance.

5.1.6	Maintain Records

Assent maintains all relevant documentation in a database that can be audited by internal or external parties for a minimum of five years, as per the OECD Guidance.

5.2.	Identify and Assess Risk in the Supply Chain

Because of IMAX’s size, the complexity of its products, and the depth, breadth and constant evolution of its supply chain, it is difficult to identify actors upstream from the Company’s direct suppliers. The majority of IMAX’s direct suppliers who were asked to submit a CMRT and who provided a CMRT identified their components and products as containing 3TGs. These suppliers are relied upon to provide IMAX with information about the source of 3TGs contained in the components and products supplied to us.

Risks are identified based on criteria established for supplier responses in IMAX’s conflict minerals compliance system. Specifically, with assistance from Assent, supplier risk is classified as high, medium or low based on various scoring criteria, including: (1) whether there is known or plausible evidence of unethical or conflict sourcing by the smelter or refiner; (2) an analysis of the smelter or refiner country and its proximity to Covered Countries; (3) whether the smelter or refiner is certified as conflict-free via the RMI; (4) known mineral source country of origin; and (5) whether peer assessments were conducted by credible third-party sources. Where a smelter or refiner is claimed to be “conflict-free”, the facility is cross-referenced against the lists maintained by the RMI. In cases where IMAX identifies supplier risk, IMAX will contact the supplier, gather pertinent data and perform an assessment of the supplier’s conflict minerals status.

If any of IMAX’s direct suppliers report a high-risk smelter on its CMRT, Assent will request that the supplier in question provide a product-level CMRT. This helps to enable IMAX to determine if there is any connection between IMAX theater systems and the high-risk smelters reported.

The results of IMAX’s smelter and refiner data analysis are described in Section 6 below.

The Company believes that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of the 3TGs in its products, including (1) seeking information about 3TG smelters and refiners in the supply chain through requesting that suppliers complete the CMRT, (2) verifying those smelters and refiners with the expanding RMI lists, (3) conducting the due diligence review, and (4) obtaining additional documentation and verification, as applicable.

5.3	Design and Implement a Strategy to Respond to Risks

As described in IMAX’s Conflict Minerals Policy, IMAX will engage with any suppliers whom it has reason to believe may be supplying the Company with 3TG from sources that may support conflict in the Covered Countries to establish an alternative source of 3TG that does not support such conflict, as provided in the OECD Guidance. At present, the Company has found no instances where it was necessary to terminate a contract or find a replacement supplier.

5.4	Carry out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

The Company does not typically have a direct relationship with 3TG smelters and refiners and does not perform or direct audits of these entities within its supply chain.

Instead, we rely on third-party audits of smelters and refiners conducted as part of the RMI’s Responsible Minerals Assurance Process (“RMAP”), which uses independent private sector auditors to audit the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program.

5.5	Report Annually on Supply Chain Due Diligence

The Company reports annually on supply chain due diligence by filing a Form SD and a Conflict Minerals Report with the SEC. The Company’s Form SD and Conflict Minerals Report can be found at http://www.imax.com/content/corporate-governance.

6.	Due Diligence Results

The large majority of the responses received provided data at a company or divisional level meaning that the 3TG may or may not actually be present in the components or parts actually supplied to IMAX. In many other cases, the suppliers were unable to specify the smelters or refiners used for components supplied to IMAX. Furthermore, suppliers did not always provide smelter or refiner lists nor were the smelter or refiner lists they did supply consistently completed with smelter or refiner identification numbers. In addition, many of the responses provided at the company or division level indicated an “unknown” status in terms of determining the origin of 3TGs. Therefore, IMAX was unable to validate that any of these smelters or refiners are actually in its supply chain.

As of May 3, 2019, IMAX had received 337 CMRT forms from suppliers for an overall response rate of 72.73%. Of the responses received, 24 suppliers claimed that they source 3TGs from the Covered Countries. There were 15 invalid supplier submissions. Many suppliers are still unable to provide all of the smelters or refiners used for materials supplied to IMAX, and some responses indicated an “unknown” status with respect to the origin of their materials.

As of May 3, 2019, IMAX had validated 321 legitimate smelters or refiners and continues to work to validate the additional smelter and refiner entries from the submitted CMRTs. IMAX has included the current list of valid smelters and refiners disclosed to it by suppliers in Annex 1 to this report.

Based on the smelter and refiner lists provided by suppliers via the CMRTs, which were in turn validated against the RMI as described above, the Company is aware of (i) 255 conflict-free smelters or refiners; (ii) 7 smelters or refiners that have begun the process to be validated as conflict-free, and which are active in the RMAP but have not yet been validated as conflict-free; (iii) and 59 smelters or refiners that are not conflict-free and have not started the process to become conflict-free. Annex 2 includes an aggregate country list of known smelter or refiner sourcing countries.

7.	Steps to Be Taken to Mitigate Risk

Going forward, IMAX intends to take the following steps to further improve its due diligence and to further mitigate any risk that the necessary 3TGs in IMAX products could benefit armed groups in the Covered Countries:

•	Further refine and enhance clauses in new purchase orders and supplier contracts to assist in implementing the Company’s conflict minerals program;

•	Expand the number of suppliers requested to supply information while working with suppliers to move to the latest version of the CMRT;

•

Engage any suppliers found to be supplying the Company with 3TG from sources that support conflict in the Covered Countries and encourage them to establish an alternative source of 3TG that does not support such conflict; and

•

Increase the emphasis on clean and validated smelter or refiner information from the supply chain as the list of conflict-free smelters and refiners grows and more smelters declare their intent to enroll in the program.

All suppliers who do not know the origin of the 3TGs in their products will be further encouraged to examine their supply chain and enact due diligence measures as per the OECD Guidance. The goal for these suppliers is to determine origin of their 3TGs and, if not from recycled or scrap resources, then to ensure a conflict-free origin. Should suppliers of parts that are at a high risk of containing 3TGs remain unresponsive or if suppliers are unable to definitively determine origin and to take necessary subsequent steps to ensure that their products are conflict-free, IMAX will consider replacing such suppliers.

Annex 1

Metal Name	Standard SOR Name	SOR Facility Location
Gold	8853 S.p.A.	ITALY

Gold	Abington Reldan Metals, LLC	UNITED STATES

Gold	Advanced Chemical Company	UNITED STATES

Gold	African Gold Refinery	UGANDA

Gold	Aida Chemical Industries Co., Ltd.	JAPAN

Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN

Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL

Gold	Argor-Heraeus S.A.	SWITZERLAND

Gold	Asahi Pretec Corp.	JAPAN

Gold	Asahi Refining Canada Ltd.	CANADA

Gold	Asahi Refining USA Inc.	UNITED STATES

Gold	Asaka Riken Co., Ltd.	JAPAN

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY

Gold	AU Traders and Refiners	SOUTH AFRICA

Gold	Aurubis AG	GERMANY

Gold	Bangalore Refinery	INDIA

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES

Gold	Boliden AB	SWEDEN

Gold	C. Hafner GmbH + Co. KG	GERMANY

Gold	Caridad	MEXICO

Gold	CCR Refinery - Glencore Canada Corporation	CANADA

Gold	Cendres + Métaux S.A.	SWITZERLAND

Gold	Chimet S.p.A.	ITALY

Gold	Chugai Mining	JAPAN

Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA

Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY

Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES

Gold	DODUCO Contacts and Refining GmbH	GERMANY

Gold	Dowa	JAPAN

Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF

Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF

Gold	Eco-System Recycling Co., Ltd.	JAPAN

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE

Gold	Fujairah Gold FZE	UNITED ARAB EMIRATES

Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA

Gold	Geib Refining Corporation	UNITED STATES

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA

Gold	Guangdong Jinding Gold Limited	CHINA

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA

Gold	HeeSung	KOREA, REPUBLIC OF

Gold	Heimerle + Meule GmbH	GERMANY

Gold	Heraeus Metals Hong Kong Ltd.	CHINA

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA

Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA

Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN

Gold	Istanbul Gold Refinery	TURKEY

Gold	Italpreziosi	ITALY

Gold	Japan Mint	JAPAN

Gold	Jiangxi Copper Co., Ltd.	CHINA

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

Gold	JSC Uralelectromed	RUSSIAN FEDERATION

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN

Gold	Kazzinc	KAZAKHSTAN

Gold	Kennecott Utah Copper LLC	UNITED STATES

Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND

Gold	Kojima Chemicals Co., Ltd.	JAPAN

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN

Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION

Gold	L’azurde Company For Jewelry	SAUDI ARABIA

Gold	Lingbao Gold Co., Ltd.	CHINA

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA

Gold	L’Orfebre S.A.	ANDORRA

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA

Gold	Marsam Metals	BRAZIL

Gold	Materion	UNITED STATES

Gold	Matsuda Sangyo Co., Ltd.	JAPAN

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA

Gold	Metalor Technologies S.A.	SWITZERLAND

Gold	Metalor USA Refining Corporation	UNITED STATES

Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO

Gold	Mitsubishi Materials Corporation	JAPAN

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA

Gold	Modeltech Sdn Bhd	MALAYSIA

Gold	Morris and Watson	NEW ZEALAND

Gold	Morris and Watson Gold Coast	AUSTRALIA

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN

Gold	NH Recytech Company	KOREA, REPUBLIC OF

Gold	Nihon Material Co., Ltd.	JAPAN

Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION

Gold	PAMP S.A.	SWITZERLAND

Gold	Pease & Curren	UNITED STATES

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA

Gold	Planta Recuperadora de Metales SpA	CHILE

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA

Gold	PX Précinox S.A.	SWITZERLAND

Gold	QG Refining, LLC	UNITED STATES

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA

Gold	Refinery of Seemine Gold Co., Ltd.	CHINA

Gold	Remondis Argentia B.V.	NETHERLANDS

Gold	Republic Metals Corporation	UNITED STATES

Gold	Royal Canadian Mint	CANADA

Gold	SAAMP	FRANCE

Gold	Sabin Metal Corp.	UNITED STATES

Gold	Safimet S.p.A	ITALY

Gold	SAFINA A.S.	CZECH REPUBLIC

Gold	Sai Refinery	INDIA

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF

Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF

Gold	SAXONIA Edelmetalle GmbH	GERMANY

Gold	SEMPSA Joyería Platería S.A.	SPAIN

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA

Gold	Shangdong Humon Smelting Co., Ltd.	CHINA

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA

Gold	Singway Technology Co., Ltd.	TAIWAN

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

Gold	Solar Applied Materials Technology Corp.	TAIWAN

Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA

Gold	Sudan Gold Refinery	SUDAN

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN

Gold	SungEel HiTech	KOREA, REPUBLIC OF

Gold	T.C.A S.p.A	ITALY

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA

Gold	Tokuriki Honten Co., Ltd.	JAPAN

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA

Gold	Tony Goetz NV	BELGIUM

Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN

Gold	Torecom	KOREA, REPUBLIC OF

Gold	Umicore Brasil Ltda.	BRAZIL

Gold	Umicore Precious Metals Thailand	THAILAND

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM

Gold	United Precious Metal Refining, Inc.	UNITED STATES

Gold	Universal Precious Metals Refining Zambia	ZAMBIA

Gold	Valcambi S.A.	SWITZERLAND

Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA

Gold	WIELAND Edelmetalle GmbH	GERMANY

Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN

Gold	Yokohama Metal Co., Ltd.	JAPAN

Gold	Yunnan Copper Industry Co., Ltd.	CHINA

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

Tantalum	Asaka Riken Co., Ltd.	JAPAN

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA

Tantalum	D Block Metals, LLC	UNITED STATES

Tantalum	Exotech Inc.	UNITED STATES

Tantalum	F&X Electro-Materials Ltd.	CHINA

Tantalum	FIR Metals & Resource Ltd.	CHINA

Tantalum	Global Advanced Metals Aizu	JAPAN

Tantalum	Global Advanced Metals Boyertown	UNITED STATES

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA

Tantalum	H.C. Starck Co., Ltd.	THAILAND

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY

Tantalum	H.C. Starck Inc.	UNITED STATES

Tantalum	H.C. Starck Ltd.	JAPAN

Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY

Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	Jiangxi Tuohong New Raw Material	CHINA

Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	KEMET Blue Metals	MEXICO

Tantalum	KEMET Blue Powder	UNITED STATES

Tantalum	LSM Brasil S.A.	BRAZIL

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA

Tantalum	Mineracao Taboca S.A.	BRAZIL

Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA

Tantalum	NPM Silmet AS	ESTONIA

Tantalum	Power Resources Ltd.	MACEDONIA

Tantalum	QuantumClean	UNITED STATES

Tantalum	Resind Industria e Comercio Ltda.	BRAZIL

Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION

Tantalum	Taki Chemicals	JAPAN

Tantalum	Telex Metals	UNITED STATES

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA

Tin	Alpha	UNITED STATES

Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA

Tin	China Tin Group Co., Ltd.	CHINA

Tin	CV Ayi Jaya	INDONESIA

Tin	CV Dua Sekawan	INDONESIA

Tin	CV Gita Pesona	INDONESIA

Tin	CV Tiga Sekawan	INDONESIA

Tin	CV United Smelting	INDONESIA

Tin	CV Venus Inti Perkasa	INDONESIA

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA

Tin	Dowa	JAPAN

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM

Tin	EM Vinto	BOLIVIA

Tin	Estanho de Rondônia S.A.	BRAZIL

Tin	Fenix Metals	POLAND

Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA

Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA

Tin	Jiangxi New Nanshan Technology Ltd.	CHINA

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA

Tin	Melt Metais e Ligas S.A.	BRAZIL

Tin	Metallic Resources, Inc.	UNITED STATES

Tin	Metallo Belgium N.V.	BELGIUM

Tin	Metallo Spain S.L.U.	SPAIN

Tin	Mineracao Taboca S.A.	BRAZIL

Tin	Minsur	PERU

Tin	Mitsubishi Materials Corporation	JAPAN

Tin	Modeltech Sdn Bhd	MALAYSIA

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES

Tin	Operaciones Metalurgical S.A.	BOLIVIA

Tin	Pongpipat Company Limited	MYANMAR

Tin	PT Aries Kencana Sejahtera	INDONESIA

Tin	PT Artha Cipta Langgeng	INDONESIA

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA

Tin	PT Babel Inti Perkasa	INDONESIA

Tin	PT Babel Surya Alam Lestari	INDONESIA

Tin	PT Bangka Prima Tin	INDONESIA

Tin	PT Bangka Serumpun	INDONESIA

Tin	PT Bangka Tin Industry	INDONESIA

Tin	PT Belitung Industri Sejahtera	INDONESIA

Tin	PT Bukit Timah	INDONESIA

Tin	PT DS Jaya Abadi	INDONESIA

Tin	PT Inti Stania Prima	INDONESIA

Tin	PT Karimun Mining	INDONESIA

Tin	PT Kijang Jaya Mandiri	INDONESIA

Tin	PT Menara Cipta Mulia	INDONESIA

Tin	PT Mitra Stania Prima	INDONESIA

Tin	PT Panca Mega Persada	INDONESIA

Tin	PT Premium Tin Indonesia	INDONESIA

Tin	PT Prima Timah Utama	INDONESIA

Tin	PT Rajawali Rimba Perkasa	INDONESIA

Tin	PT Refined Bangka Tin	INDONESIA

Tin	PT Sariwiguna Binasentosa	INDONESIA

Tin	PT Stanindo Inti Perkasa	INDONESIA

Tin	PT Sukses Inti Makmur	INDONESIA

Tin	PT Sumber Jaya Indah	INDONESIA

Tin	PT Timah (Persero) Tbk Kundur	INDONESIA

Tin	PT Timah (Persero) Tbk Mentok	INDONESIA

Tin	PT Tinindo Inter Nusa	INDONESIA

Tin	PT Tirus Putra Mandiri	INDONESIA

Tin	PT Tommy Utama	INDONESIA

Tin	Resind Industria e Comercio Ltda.	BRAZIL

Tin	Rui Da Hung	TAIWAN

Tin	Soft Metais Ltda.	BRAZIL

Tin	Super Ligas	BRAZIL

Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM

Tin	Thaisarco	THAILAND

Tin	Tin Technology & Refining	UNITED STATES

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM

Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA

Tin	Yunnan Tin Company Limited	CHINA

Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN

Tungsten	ACL Metais Eireli	BRAZIL

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA

Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY

Tungsten	H.C. Starck Tungsten GmbH	GERMANY

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA

Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION

Tungsten	Japan New Metals Co., Ltd.	JAPAN

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA

Tungsten	Kennametal Fallon	UNITED STATES

Tungsten	Kennametal Huntsville	UNITED STATES

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA

Tungsten	Moliren Ltd	RUSSIAN FEDERATION

Tungsten	Niagara Refining LLC	UNITED STATES

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM

Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION

Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA

Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Annex 2

This list of potential countries of origin is populated based on publicly available information, our RCOI and due diligence. It is important to note that this is also based on company level responses and therefore it is not certain which of these countries of origin can be linked to our products.

Argentina, Armenia, Australia, Austria, Azerbaijan, Benin, Bolivia, Botswana, Brazil, Burkina Faso, Canada, Chile, China, Colombia, Cyprus, Dominican Republic, Ecuador, Egypt, Eritrea, Ethiopia, Finland, Georgia, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Iran, Ivory Coast, Kazakhstan, Kyrgyzstan, Laos, Lebanon, Madagascar, Malaysia, Mali, Mauritania, Mauritius, Mexico, Mongolia, Morocco, Myanmar, Namibia, Nicaragua, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Portugal, Puerto Rico, Russian Federation, Saudi Arabia, Senegal, Sierra Leone, Slovakia, Solomon Islands, Spain, Suriname, Swaziland, Sweden, Taiwan, Thailand, Togo, Turkey, United Kingdom of Great Britain and Northern Ireland, United States of America, Uruguay, Uzbekistan, Venezuela, Zimbabwe